International Eco Endeavors Corp.
Consolidated Financial Statements

Year ended March 31, 2013 and period from incorporation April 28, 2011 to March 31, 2012
(Expressed in Canadian Dollars)

INDEPENDENT AUDITOR'S REPORT OF REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors and Shareholders of
International Eco Endeavors Corp.

Report on the consolidated financial statements

We have audited the accompanying consolidated financial statements of International Eco Endeavors Corp. and its subsidiaries which comprise the consolidated statements of financial position as at March 31, 2013 and 2012, and the consolidated statements of comprehensive loss, changes in (deficiency) equity and cash flows for the year ended March 31, 2013 and for the period from date of incorporation on April 28, 2011 to March 31, 2012, and a summary of significant accounting policies and other explanatory information.

Management’s responsibility for the consolidated financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits.  We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained in our audits is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of International Eco Endeavors Corp. and its subsidiaries as at March 31, 2013 and 2012, and its financial performance and its cash flows for the year ended March 31, 2013 and  for the period from date of incorporation on April 28, 2011 to March 31, 2012 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Vancouver, Canada	“Morgan LLP”
January 17, 2014	Chartered Accountants

International Eco Endeavors Corp.
Consolidated Statements of Financial Position
(Expressed in Canadian Dollars)

	March 31, 2013	March 31, 2012

ASSETS

Current Assets
Cash	$22,640	$58,493
Accounts receivable	91,087	3,833
Prepaid asset	11,222	-
Total Current Assets	124,949	62,326

Acquisition Deposit(Note 5)	-	100,070
Property, Plant and Equipment(Note 6)	1,072,491	-

Total Assets	$1,197,440	$162,396

LIABILITIES

Current Liabilities
Accounts payable (Note 12)	$226,863	$1,353
Royalty payments payable (Note 13)	50,153	-
Loans payable (Note 12)	159,864	-
Interest payable	132,511	-
Total Current Liabilities	569,391	1,353

Long Term Debt (Note 9)	1,547,228	-

Total Liabilities	2,116,619	1,353

(DEFICIENCY) EQUITY

Share Capital (Note 10)	741,017	653,000
Accumulated Other Comprehensive Loss	(265,385)	-
Deficit	(1,394,811)	(491,957)
Total (Deficiency) Equity	(919,179)	161,043

Total Liabilities and (Deficiency) Equity	$1,197,440	$162,396

These consolidated financial statements are authorized for issue by the Board of Directors on January 17, 2014.

These consolidated financial statements are signed on the Company’s behalf by:

“Robert Abenante”	“Marco Parente”
CEO	CFO

See accompanying notes to the consolidated financial statements.

International Eco Endeavors Corp.
Consolidated Statements of Comprehensive Loss
(Expressed in Canadian Dollars)

	Year Ended March 31, 2013	Period Ended March 31, 2012

Revenue	$903,120	$-
Royalties	(27,094)	-
Net Revenue	876,026	-

Cost of Sales
Cost of raw materials	698,761	-
Direct labour	64,111	-
Amortization	245,579	-
Other	12,674	-
	1,021,125	-

Gross loss	145,099	-

Operating Expenses
Consulting and professional fees (Note 13)	70,853	48,558
Foreign exchange	4,439	-
Interest expense	132,511	-
Office and administration	140,745	54,494
Other expense	(103,016)	-
Plant acquisition costs (Note 7)	445,653	227,155
Salaries	12,730	-
Shares issued for services (Note 10)	50,000	158,000
Website development	3,840	3,750
Total Operating Expenses	757,755	491,957

Net Loss for the Year	(902,854)	(491,957)

Other Comprehensive Loss
Unrealized loss on translation of foreign operations	(265,385)	-

Comprehensive Loss for the Year	$(1,168,239)	$(491,957)

Net Loss Per Common Share	(0.06)	(0.05)

Weighted Average Number of Shares Outstanding – Basic and diluted	15,700,281	10,751,454

See accompanying notes to the consolidated financial statements.

International Eco Endeavors Corp.
Consolidated Statement of Changes in (Deficiency) Equity
(Expressed in Canadian Dollars)

	Number of Shares	Share Capital	Accumulated Other Comprehensive Loss	Deficit	Total Equity (Deficiency)

April 28, 2011	-	$-	$-	$-	$-

Issuance of common shares	5,340,000	495,000	-	-	495,000
Shares issued for services	7,900,000	158,000	-	-	158,000
Comprehensive loss	-		-	(491,957)	(491,957)

March 31, 2012	13,240,000	653,000	-	(491,957)	161,043

Issuance of common shares	152,062	38,017	-	-	38,017
Shares issued for services	2,500,000	50,000	-	-	50,000
Comprehensive loss	-	-	(265,385)	(902,854)	(1,168,239)

March 31, 2013	15,892,062	$741,017	$(265,385)	$(1,394,811)	$(919,179)

See accompanying notes to the consolidated financial statements.

International Eco Endeavors Corp.
Consolidated Statement of Cash Flows
(Expressed in Canadian Dollars)

	Year Ended March 31, 2013	Period Ended March 31, 2012

OPERATING ACTIVITIES
Net loss for the period	$(902,854)	$(491,957)
Non-cash adjustments:
Amortization	245,579	-
Shares issued for services	50,000	158,000
Unrealized foreign exchange on translation of foreign operations	(265,385)	-
Changes in non-cash working capital
Accounts receivable	(87,254)	(2,480)
Prepaid	(11,222)	-
Accounts payable	(65,110)	-
Royalty payments payable	50,153	-
Loans payable	159,864	-
Interest payable	132,511	-
	(693,718)	(336,437)

INVESTING ACTIVITIES
Acquisition of power plant	(894,960)	(100,070)
Acquisition of equipment	(35,354)	-
Cash acquired on acquisition	2,934	-
	(927,380)	(100,070)

FINANCING ACTIVITIES
Proceeds from long-term debt	1,547,228	-
Shares issued for cash	38,017	495,000
	1,585,245	495,000

(Decrease) Increase in Cash	(35,853)	58,493

Cash, Beginning of Period	58,493	-

Cash, End of Period	$22,640	$58,493

Supplemental disclosure with respect to cash flows (Note 14)

See accompanying notes to the consolidated financial statements.

International Eco Endeavors Corp.
Notes to Consolidated Financial Statements
Year ended March 31, 2013 and period from incorporation April 28, 2011 to March 31, 2012
(Expressed in Canadian Dollars)

1.	Description of Business

International Eco Endeavors Corp. (the “Company”) was incorporated under the laws of the Province of British Columbia, Canada on April 28, 2011. The address of the Company is 600 – 666 Burrard Street, Vancouver, British Columbia, V6C 3P6. The Company is primarily engaged in sourcing, developing, and operating renewable energy projects in Europe.

2.	Basis of Presentation

(a)	Statement of Compliance

These consolidated financial statements, including comparatives, have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).

(b)	Basis of Presentation

The consolidated financial statements of the Company as at and for the year ended March 31, 2013, and the period ended March 31, 2012 comprise the Company and its subsidiaries. These consolidated financial statements are prepared on the historical cost basis except for financial instruments that have been measured at fair value. These consolidated financial statements have also been prepared using the accrual basis of accounting, except for cash flow information. In the opinion of management, all adjustments (including normal recurring ones), considered necessary for fair value have been included.

(c)	Presentation and Functional Currencies

The Company’s presentation and functional currency is the Canadian Dollar. The functional currency of its Hungarian subsidiary is the Hungarian Forint.

(d)	Significant Accounting Judgments and Estimates

The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of expenses during the period. Actual outcomes could differ from these estimates. Revisions to accounting estimates are recognized in the period in which the estimate is revised ad may affect both the period of revision and future periods.

International Eco Endeavors Corp.
Notes to Consolidated Financial Statements
Year ended March 31, 2013 and period from incorporation April 28, 2011 to March 31, 2012
(Expressed in Canadian Dollars)

2.	Basis of Presentation (Continued)

(d)	Significant Accounting Judgments and Estimates (Continued)

In applying the Company's accounting policies, management has made certain judgments that may have a significant effect on the consolidated financial statements. Such judgments include the determination of the functional currencies and use of the going concern assumption.

i)	Determination of functional currencies

In determining the Company's functional currency, it periodically reviews its primary and secondary indicators as stipulated under IAS 21 "The Effects of Changes in Foreign Exchange Rates" to assess the primary economic environment in which the entity operates in determining the Company's functional currencies. The Company analyzes the currency that mainly influences labor, material and other costs of providing goods or services which is often the currency in which such costs are denominated and settled. The Company also analyzes secondary indicators such as the currency in which funds from financing activities such as equity issuances are generated and the funding dependency of the parent company whose predominant transactional currency is the Canadian dollar. Determining the Company's predominant economic environment requires significant judgment.

ii)	Going Concern

These financial statements have been prepared in accordance with IFRS on a going concern basis, which assumes the realization of assets and discharge of liabilities in the normal course of business within the foreseeable future. Management uses judgment to assess the Company’s ability to continue as a going concern and the existence of conditions that cast doubt upon the going concern assumption. It is management’s assessment that the going concern assumption is appropriate.

The consolidated financial statements include estimates which, by their nature, are uncertain. The impacts of such estimates are pervasive throughout the consolidated financial statements, and may require accounting adjustments based in future occurrences.

iii)	Use life of equipment

Each significant component of an item of equipment is depreciated over its estimated useful life. Estimated useful lives are determined based on current facts and past experience, and take into consideration the anticipated physical life of the asset, existing long-term sales agreements and contracts, current and forecasted demand, the potential technological obsolescence, and regulations.

International Eco Endeavors Corp.
Notes to Consolidated Financial Statements
Year ended March 31, 2013 and period from incorporation April 28, 2011 to March 31, 2012
(Expressed in Canadian Dollars)

3.	Significant Accounting Policies

(a)	Basis of Consolidation

Subsidiaries are entities controlled by the Company. Control exists when International Eco Endeavors Corp. (“Eco”) is able to govern the financial and operating activities of those entities to generate returns for the Company. Inter-company transactions, balances, and unrealized gains and losses on transactions between different entities within the Company are eliminated. Significant subsidiaries include Kenderesh Endeavors Corp. (“Kenderesh”) and Kenderes Biogaz Terminal KFT. (“BioGas”) which are wholly owned.

(b)	Foreign Currency Accounting

i)	Foreign currency transactions

Transactions in foreign currencies are translated to the respective functional currencies of the Corporation’s entities at exchange rates at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are retranslated to the functional currency at the exchange rate at that date. Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are retranslated to the functional currency at the exchange rate at the date that the fair value was determined. Non-monetary items that are measured in terms of historical costs in a foreign currency are translated using the exchange rate at the date of transaction. Foreign currency differences arising on retranslation are recognized in profit or loss, except for differences arising on the translation of available-for-sale financial instruments, which are recognized in other comprehensive income.

ii)	Foreign operations

The assets and liabilities of foreign operations are translated to Canadian dollars at exchange rates at the reporting date. The income and expenses of foreign operations are translated to Canadian dollars at exchange rates at the dates of the transactions. Foreign currency differences are recognized in other comprehensive income. When a foreign operation is disposed of, the relevant amount in the accumulated other comprehensive income is transferred to profit or loss as part of the gain or loss on disposal.

(c)	Cash and Cash Equivalents

Cash includes cash deposited at banks and highly liquid investments with original maturities of three months or less when purchased. The Company did not have any cash equivalents at March 31, 2013 and 2012.

International Eco Endeavors Corp.
Notes to Consolidated Financial Statements
Year ended March 31, 2013 and period from incorporation April 28, 2011 to March 31, 2012
(Expressed in Canadian Dollars)

3.	Significant Accounting Policies (Continued)

(d)	Financial Instruments

Financial assets

All financial assets are initially recorded at fair value and classified upon inception into one of the following four categories: held to maturity, available for sale, loans and receivables or at fair value through profit or loss (“FVTPL”).

Financial assets classified as FVTPL are measured at fair value with unrealized gains and losses recognized through earnings. The Company’s cash and amounts receivable are classified as FVTPL.

Financial assets classified as loans and receivables and held to maturity assets are measured at amortized cost. Financial assets classified as available for sale are measured at fair value with unrealized gains and losses recognized in other comprehensive income and loss except for losses in value that are considered other than temporary which are recognized in earnings.

Transactions costs associated with FVTPL financial assets are expensed as incurred, while transaction costs associated with all other financial assets are included in the initial carrying amount of the asset.

A financial asset is assessed at each reporting date to determine whether there is any objective evidence that it is impaired. A financial asset is considered to be impaired if objective evidence indicates that one or more events have had a negative effect on the estimated future cash flows of that asset.

An impairment loss in respect of a financial asset measured at amortized cost is calculated as the difference between its carrying amount and the present value of the estimated future cash flows, discounted at the original effective interest rate.

Individually significant financial assets are tested for impairment on an individual basis. The remaining financial assets are assessed collectively in groups that share similar credit risk characteristics.

An impairment loss is reversed if the reversal can be related objectively to an event occurring after the impairment loss was recognized. For financial assets measured at amortized cost, this reversal is recognized in profit or loss.

Financial liabilities

All financial liabilities are initially recorded at fair value and classified upon inception as FVTPL or other financial liabilities.

International Eco Endeavors Corp.
Notes to Consolidated Financial Statements
Year ended March 31, 2013 and period from incorporation April 28, 2011 to March 31, 2012
(Expressed in Canadian Dollars)

3.	Significant Accounting Policies (Continued)

(d)	Financial Instruments (Continued)

Financial liabilities (Continued)

Financial liabilities classified as other financial liabilities are initially recognized at fair value less directly attributable transaction costs. After initial recognition, other financial liabilities are subsequently measured at amortized cost using the effective interest rate method. The effective interest rate method is a method of calculating the amortized cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that discounts estimated future cash payments through the expected life of the financial liability, or, where appropriate, a shorter period. The Company’s liabilities are classified as other financial liabilities.

Financial liabilities classified as FVTPL include financial liabilities held for trading and financial liabilities designated upon initial recognition as FVTPL. Derivatives, including separated embedded derivatives are also classified as held for trading and recognized at fair value with changes in fair value with changes in fair value recognized in earnings unless they are designated as effective hedging instruments. Fair value changes on financial liabilities classified as FVTPL are recognized in earnings. The Company is not exposed to any derivative instruments and foreign exchange hedges in place at this time.

(e)	Property, Plant, and Equipment

Property, plant, and equipment are carried at cost less accumulated depreciation and impairment losses, if any. Depreciation is provided at rates and methods designed to write off cost of the assets over their estimated useful lives as follows:

Plant	3%
Equipment	25%
Furniture, fixtures and other	20%

Management reviews the depreciation method, useful lives and residual values annually and accounts for any changes in estimates on a prospective basis.

Where an item of plant and equipment comprises major components with different useful lives, the components are accounted for as separate items of production facility, and depreciated separately.

(f)	Revenue Recognition

Revenue from the sale of electricity is recognized when the significant risks and rewards of ownership of, and the continuing managerial involvement with, the product have been transferred to the buyer, the amount of revenue and the costs incurred or to be incurred with respect to the sale can be measured reliably, and the economic benefits associated with the sale will flow to the Company. Revenue is measured at the fair value consideration received or receivable.

International Eco Endeavors Corp.
Notes to Consolidated Financial Statements
Year ended March 31, 2013 and period from incorporation April 28, 2011 to March 31, 2012
(Expressed in Canadian Dollars)

3.	Significant Accounting Policies (Continued)

(g)	Impairment of Non-Financial Assets

Impairment tests on intangible assets with indefinite useful economic lives are undertaken annually at the financial year end. Other non-financial assets are subject to impairment tests whenever events or changes in circumstances indicate their carrying amount may not be recoverable. Where the carrying value of an asset exceeds its recoverable amount, which is the higher of value in use and fair value less costs to sell, the asset is written down accordingly.

Where it is possible to estimate the recoverable amounts of an individual asset, the impairment test is carried out on the asset’s cash generating unit, which is the lowest group of assets in which the asset belongs for which there are separately identifiable cash inflows that are largely independent of the cash inflows from other assets.

Where an indicator of impairment exists, an estimate of the recoverable amount is made. Determining the recoverable amount requires the use of estimates and assumptions such as long term commodity prices, discount rates, future capital requirements, exploration potential and operational performance. Changes in circumstances may affect these estimates and the recoverable amounts.

An impairment loss is recognized in profit or loss, except to the extent they reverse gains previously recognized in other comprehensive income or loss.

(h)	Decommissioning Liabilities

A legal or constructive obligation to incur restoration, rehabilitation and environmental costs may arise when environmental disturbance is caused by the operation of an alternative energy plant. Such costs arising from the decommissioning of plant and other site preparation work, discounted to their net present value, are provided for and capitalized to the carrying amount of the asset, as soon as the obligation to incur such costs arises. A pre-tax discount rate that reflects the time value of money and the risks specific to the liability are used to calculate the net present value of the expected future cash flows. These costs are charged to the statement of loss over the economic life of the related asset, through depreciation expense using relevant amortization method. The related liability is progressively increased each period as the effect of discounting unwinds, creating an expense recognized in the statement of loss. The liability is assessed at each reporting date for changes to the current market-based discount rate, amount or timing of the underlying cash flows needed to settle the obligation.

The Company has no material restoration, rehabilitation and environmental costs as the disturbance to date is minimal.

International Eco Endeavors Corp.
Notes to Consolidated Financial Statements
Year ended March 31, 2013 and period from incorporation April 28, 2011 to March 31, 2012
(Expressed in Canadian Dollars)

3.	Significant Accounting Policies (Continued)

(i)	Income Taxes

Income tax expense comprises current and deferred tax. Current and deferred tax are recognized in net income to the extent that they relate to items recognized in equity.

Current tax is expected tax payable or receivable on the taxable income or loss for the period, using the tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect to previous periods.

The Company recognized deferred income tax in respect the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred income tax is measured at tax rates expected to be applied to the temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting period.

A deferred income tax asset is recognized for unused tax losses, tax credits, and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred income tax assets are reviewed at each reporting date ad are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

(j)	Loss per Share

Basic net income (loss) per share is calculated by dividing the net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share is calculated by dividing the net income (loss) available to common shareholders by the weighted average number of common shares during the period using the treasury stock method. Under this method, proceeds from the potential exercise of stock options are assumed to be used to purchase the Company’s common shares. When there is a net loss, the exercise of stock options would result in a calculated diluted net loss per share that is anti-dilutive.

4.	Accounting Standards Issued But Not Yet Adopted

Certain new accounting standards, amendments to standards and interpretations have been issued, effective for annual periods beginning on or after January 1, 2013. These standards have been assessed to not have a significant impact on the Company’s financial statements:

International Eco Endeavors Corp.
Notes to Consolidated Financial Statements
Year ended March 31, 2013 and period from incorporation April 28, 2011 to March 31, 2012
(Expressed in Canadian Dollars)

4.	Accounting Standards Issued But Not Yet Adopted (Continued)

  IFRS 10 Consolidated Financial Statements;
  IFRS 11 Joint Arrangements;
  IFRS 12 Disclosure of Interests in Other Entities;
  IFRS 13 Fair Value Measurement;
  IAS 27 (Amendment) Separate Financial Statements;
  IAS 28 (Amendment) Investments in Associates and Joint Ventures; and
  IFRS 9, Financial instruments
  IFRS 13 Fair Value Measurement
  IAS 1 Presentation of Financial Statements

The Company has reviewed new and revised accounting pronouncements that have been issued but are not yet effective and determined that the following may have an impact on its financial statements.

IFRS 10, Consolidated Financial Statements, introduces a new single control model and single consolidation model built on a revised definition of control and criteria for assessment of consolidation. The new Standard requires an entity to consolidate an investee when it has power over the investee, is exposed, or has rights, to variable returns from its involvements with the investee and has the ability to affect those returns through its power over the investee. Under existing IFRS, consolidation is required when an entity has the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities. IFRS 10 replaces SIC-12, Consolidation – Special Purpose Entities, and parts of IAS 27, Consolidated and Separate Financial Statements. IFRS 10 is not expected to have a material impact on amounts recorded in the consolidated financial statements of Eco.

IFRS 11, Joint Arrangements, redefines joint operations and joint ventures with a focus on the rights and obligations of an arrangement, rather than its legal form. The new Standard requires a venturer to classify its interest in a joint arrangement as a joint venture or joint operation. Joint ventures will be accounted for using the equity method of accounting, whereas for a joint operation the venturer will recognize its share of the assets, liabilities, revenue and expenses of the joint operation. Under existing IFRS, entities have the choice to proportionately consolidate or equity account for interest in joint ventures. IFRS 11 supersedes IAS 31, Interests in Joint Ventures, and SIC-13, Jointly Controlled Entities – Non-monetary Contributions by Venturers. IFRS 11 is not expected to have a material impact on amounts recorded in the consolidated financial statements of Eco.

IFRS 12, Disclosure of Interests in Other Entities, establishes disclosure requirements for interests in other entities, such as subsidiaries, joint arrangements, associates, and unconsolidated structured entities. The Standard carries forward existing disclosures and also introduces significant additional disclosures that address the nature of, and risks associated with, an entity’s interests in other entities. IFRS 12 is not expected to have a material impact on amounts recorded in the consolidated financial statements of Eco.

International Eco Endeavors Corp.
Notes to Consolidated Financial Statements
Year ended March 31, 2013 and period from incorporation April 28, 2011 to March 31, 2012
(Expressed in Canadian Dollars)

4.	Accounting Standards Issued But Not Yet Adopted (Continued)

There have been amendments to existing standards, including IAS 27 (2011), Separate Financial Statements, and IAS 28 (2011), Investments in Associates and Joint Ventures. IAS 27 (2011) addresses accounting for subsidiaries, jointly controlled entities and associates in non-consolidated financial statements. IAS 28 (2011) sets out the equity accounting for joint ventures, as well as associates, once the assessment of the arrangement has been made under IFRS 11. The amendments to IAS 27 and IAS 28 are not expected to have a material impact on amounts recorded in the consolidated financial statements of the Company.

IFRS 9, Financial Instruments, addresses classification and measurement of financial assets and financial liabilities, and is effective January 1, 2015, with earlier adoption permitted. The Standard replaces the multiple category and measurement models in IAS 39, Financial Instruments – Recognition and Measurement. The new Standard limits the number of categories for classification of financial assets to two: amortized cost and fair value through profit or loss. The requirements for financial liabilities are largely in line with IAS 39. IFRS 9 also replaces the models for measuring equity instruments. Equity instruments are either recognized at fair value through profit or loss or at fair value through other comprehensive income. The ability to recognize unquoted equity instruments at cost under IAS 39 is eliminated. IFRS 9 is not expected to have a material impact on amounts recorded in the consolidated financial statements of Eco.

IFRS 13, Fair Value Measurement, is a comprehensive standard for fair value measurement and disclosure for use across all IFRS standards. The new standard clarifies that fair value is the price that would be received on sale of an asset, or paid to transfer a liability in an orderly transaction between market participants, at the measurement date. Under existing IFRS, guidance on measuring and disclosing fair value is dispersed among the specific standards requiring fair value measurements and does not always reflect a clear measurement basis or consistent disclosures. IFRS 13 is not expected to have a material impact on amounts recorded in the consolidated financial statements of the Company.

IAS 1, Presentation of Financial Statements, has been amended to require entities to separate items presented in other comprehensive income (“OCI”) into two groups, based on whether or not items may be recycled to net income in the future. Entities that choose to present OCI items before tax will be required to show the amount of tax related to the two groups separately. The amendment is effective for annual periods beginning on or after July 1, 2012, with earlier application permitted. IAS 1 is not expected to have a material impact on amounts recorded in the consolidated financial statements of Eco.

International Eco Endeavors Corp.
Notes to Consolidated Financial Statements
Year ended March 31, 2013 and period from incorporation April 28, 2011 to March 31, 2012
(Expressed in Canadian Dollars)

5.	Acquisition Deposit

In 2012, the Company engaged in various sourcing and due diligence practices in order to build a portfolio of renewable energy assets to develop and operate. In the fourth quarter of 2012, the Company obtained rights associated with Kenderes Biogas Power Plant operating in Hungary in exchange for a deposit of $100,070. During the first quarter of 2013, the Company exercised its rights and acquired the power plant and net working capital for an acquisition cost of $445,663. The Company operated the Kenderes Biogas Power Plant during fiscal 2013.

6.	Property, Plant, and Equipment

	Land	Building	Machinery	Total

Cost
Balance at April 1, 2012	$-	$-	$-	$-
Acquisition	4,907	499,366	778,442	1,282,715
Additions	-	-	35,355	35,355
Balance at March 31, 2013	4,907	499,366	813,797	1,318,070

Accumulated Depreciation
Balance at April 1, 2012	-	-	-	-
Depreciation for the year	-	110,572	135,007	245,579
Balance at March 31, 2013	-	110,572	135,007	245,579

Carrying amounts
As at March 31, 2013	$4,907	$388,794	$678,790	$1,072,491

International Eco Endeavors Corp.
Notes to Consolidated Financial Statements
Year ended March 31, 2013 and period from incorporation April 28, 2011 to March 31, 2012
(Expressed in Canadian Dollars)

7.	Business Acquisition

On April 1, 2013, the Company completed the acquisition of Biogaz for cash consideration of $995,030. The acquisition has been accounted for as an acquisition of a business in accordance with IFRS 3 Business Combinations.

The following summarizes the recognized amounts of assets acquired and liabilities assumed at the acquisition date:

Purchase Price:

Cash	$995,030
$995,030

Purchase Price Allocation:

Cash	$2,934
Property, Plant, and Equipment	1,282,715
Accounts payable	(290,619)
Total Consideration	$995,030

The Company incurred acquisition-related costs of $445,653, principally relating to external legal fees and due diligence costs. These amounts have been expensed in the Company’s consolidated statement of comprehensive loss for the year ended March 31, 2013.

8.	Income Taxes

The Company is subject to income taxes on its unconsolidated financial statements in Canada and Hungary. The consolidated provision for income taxes varies from the amount that would be computed from applying the combined statutory income tax rates to the net loss before taxes were approximately as follows:

	2013	2012
Combined statutory rate	25%	26%

Expected income tax recovery	$(226,000)	$(127,000)
Non-deductible differences and other	114,000	57,000
Effect of changes in tax rate	(6,000)	-
Deferred tax assets not recognized	118,000	70,000
Income tax provision	$-	$-

International Eco Endeavors Corp.
Notes to Consolidated Financial Statements
Year ended March 31, 2013 and period from incorporation April 28, 2011 to March 31, 2012
(Expressed in Canadian Dollars)

8.	Income Taxes (Continued)

The significant components of the Company’s future income tax assets were approximately as follows:

	2013	2012

Property and equipment	$23,000	$4,000
Losses available for future periods	165,000	66,000
Tax assets not recognized	(188,000)	(70,000)
Net deferred income tax asset	$-	$-

The Company has Canadian and Hungarian non-capital losses of approximately $805,000 which may be carried forward and applied against taxable income in future years. These losses expire as follows:

	Canada	Hungary
2032	265,000	-
2033	370,000	170,000
	635,000	170,000

9.	Long-Term Debt

The Company issued a convertible financial instrument pursuant to a total borrowing facility of $2,000,000 Canadian dollars at an interest rate of 12% per annum to a single note holder. The convertible financial instrument is due on the 60th day after the Company becomes a public entity or closes a debt, equity or convertible financing. The debenture is convertible at a rate of $0.25 per share if the Company becomes a public entity. As the event is currently undeterminable at this time, the conversion feature has been assessed to have no fair value. The debt is secured by the first charge of the Company’s personal property. The Company pays the note holder a royalty of 3% of revenues in exchange for financial support and advisory services (Note 13).

10.	Share Capital

Authorized:

Unlimited common shares, no par value

Issued and fully paid:

	Number of Shares	Amount
Balance at April 28, 2011	-	-
Common shares issued for cash	5,340,000	495,000
Common shares issued for services	7,900,000	158,000
Common shares at March 31, 2012	13,240,000	653,000

International Eco Endeavors Corp.
Notes to Consolidated Financial Statements
Year ended March 31, 2013 and period from incorporation April 28, 2011 to March 31, 2012
(Expressed in Canadian Dollars)

10.	Share Capital (Continued)

	Number of Shares	Amount
Balance at April 1, 2012	13,240,000	653,000
Common shares issued for cash	152,062	38,016
Common shares issued for services	2,500,000	50,000
Common shares at March 31, 2013	15,892,062	741,016

During the periods ended March 31, 2013 and 2012, the Company issued 2,500,000 shares and 7,900,000 shares respectively at $0.02 per share in payment of the fair value of the services received which included 2,500,000 (March 31, 2013) and 3,800,000 (March 31, 2012) issued to directors and officers related to the Company.

11.	Financial Risk and Capital Management

The Company’s activities expose it to a variety of financial risks including credit risk, liquidity risk and market risk.

Credit Risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents. The Company deposits its cash and cash equivalents with high credit quality major Canadian financial institutions as determined by ratings agencies. The carrying amount of financial assets recorded in the financial statements, net of any allowances for losses, represents the maximum exposure to credit risk. The cash balance at March 31, 2013 was $22,640.

Liquidity Risk

Liquidity risk is the risk that an entity will encounter difficulty in raising funds to meet commitments associated with financial instruments. The Company attempts to manage liquidity risk by maintaining sufficient cash balances. Liquidity requirements are managed based on expected cash flows to ensure that there is sufficient capital in order to meet short-term obligations. As of March 31, 2013, the Company had a cash balance of $22,640 to settle current liabilities of $296,000.

Market Risks

Market risk is the risk of loss that may arise from changes in market factors such as interest rates, foreign exchange rates and commodity and equity prices.

(a)	Interest rate risk

Changes in market interest rates do not have a significant impact on Eco’s operations due to the short term nature of the respective financial assets and obligations.

International Eco Endeavors Corp.
Notes to Consolidated Financial Statements
Year ended March 31, 2013 and period from incorporation April 28, 2011 to March 31, 2012
(Expressed in Canadian Dollars)

11.	Financial Risk and Capital Management (Continued)

(b)	Foreign currency risk

The Company is exposed to foreign exchange risk primarily related to the Hungarian Forint, as Eco’s Alternative Energy Portfolio balance is denominated in forints.

(c)	Foreign currency risk

Changes in commodity and equity prices do not have a significant impact on Eco’s operations.

Concentration Risk

The Company’s economic dependence on one customer to generate revenue presents a concentration risk. The company generates 99% (2012 – Nil) of its revenue from the sale of bio gas to one entity. The Company maintains a strong working relationship with this entity and constantly monitors is relationship to ensure collectability.

Capital Management

The Company manages its capital structure and makes adjustments to it, based on the funds available to the Company, in order to support sourcing and developing renewable energy assets. The Board of Directors have not established quantitative capital structure criteria, but will review on a regular basis the capital structure of the Company to ensure its appropriateness based on the stage of development of the business.

The Company’s objectives when managing capital are:

  To maintain and safeguard its accumulated capital in order to provide an adequate return to shareholders by maintaining a sufficient level of funds, to support continued evaluation and maintenance of the Company’s existing portfolio, and to acquire, explore, and develop additional renewable energy opportunities;

To obtain the necessary financing to grow the Company’s renewable energy portfolio;

Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.

In order to facilitate the management of capital and development of the Company’s renewable energy projects, the Company prepares annual expenditure budgets, which are updated as necessary and are reviewed and approved by the Company’s Board of Directors. In addition, the Company may issue new equity when applicable. The Company’s investment policy is to hold cash in interest bearing accounts at high credit quality financial institutions to maximize liquidity. In order to maximize ongoing efforts, the Company does not pay dividends. The Company expects to continue to raise funds, from time to time, to continue meeting its capital management objectives. The Company is not subject to externally imposed capital requirements.

International Eco Endeavors Corp.
Notes to Consolidated Financial Statements
Year ended March 31, 2013 and period from incorporation April 28, 2011 to March 31, 2012
(Expressed in Canadian Dollars)

11.	Financial Risk and Capital Management (Continued)

The Company’s financial instruments consist of cash and cash equivalents, amounts receivable, and, accounts payable and accrued liabilities.

The carrying value of accounts payable and accrued liabilities approximated their fair value because of the short-term nature of these instruments.

Financial instruments measured at fair value on the statement of financial position are summarized into the following fair value hierarchy levels:

Level 1:	quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2:	inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices);

Level 3:	inputs for the asset or liability that are not based on observable market data (unobservable inputs).

Fair Value As at March 31, 2013, the Company’s financial instruments are comprised of cash and amounts receivable. The fair value of cash and amounts receivable, approximate their carrying value due to their short- term maturity. Financial instruments measured at fair value on the balance sheet are summarized in levels of fair value hierarchy as follows:

	2013	2012
Cash	$22,640	$58,493
Amounts Receivable	$67,713	$2,481
Accounts Payable and accrued liabilities	$296,000	$-

12.	Related Parties and Loans Payable

The Company undertakes transactions with related parties that are generally on the same terms as those accorded to unrelated third parties. In addition to the shares for services transactions disclosed in the share capital note, the Company completed transactions with Emerald Power Consulting Inc. (“Emerald”), which has a common director and officer with the Company. During the year the Company reimbursed office and administrative expenses to Emerald amounting to $102,270 (2012- $115,987). As at March 31, 2013, $43 (2012-$nil) was included in accounts payable to Emerald. As at March 31, 2013, $nil (2012 $1,740) was included in accounts receivable from Emerald.

At March 31, 2013, the Company was indebted to arm’s length parties in the amount of $159,864 (March 31, 2012 - $Nil). The loans payable are unsecured, non-interest bearing and have no fixed repayment terms.

International Eco Endeavors Corp.
Notes to Consolidated Financial Statements
Year ended March 31, 2013 and period from incorporation April 28, 2011 to March 31, 2012
(Expressed in Canadian Dollars)

13.	Royalty Payments

The Company is required to make royalty payments of 3% of revenues to the long-term note holder (Note 9). These royalties are calculated on a quarterly basis. As of March 31, 2013 $27,094 is owed to the note holder (March 31, 2012 - $Nil).

In addition, the Company is required to make royalty payments of 10% of earnings before interest, taxes, depreciation, and amortization to an arms-length corporation in exchange for financial and advisory services. These royalties are calculated on a quarterly basis. $23,059 of royalties are included in consulting and professional fees (March 31, 2012 - $Nil). As of March 31, 2013 $23,059 is owed to the corporation (March 31, 2012 - $Nil).

14.	Supplemental Disclosure With Respect to Cash Flow

	YEAR ENDED MARCH 31, 2013	PERIOD ENDED MARCH 31, 2012

Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

There were no material non-cash investing and financing transactions for the Year ended March 31, 2013.